Exhibit (a)(1)(F)

                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

          Guidelines for Determining the Proper Identification Number to Give the Payer -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                             Give the                                            Give the
For this type of account     SOCIAL SECURITY         For this type of account    EMPLOYER
                             number of:                                          IDENTIFICATION

---------------------------------------------------------------------------------------------------------
1.  An individual's          The individual          6.  A valid trust,          Legal entity (Do not
    account                                              estate, or pension      furnish the identifying
                                                         trust                   number of the personal
                                                                                 representative or
                                                                                 trustee unless the legal
                                                                                 entity itself is not
                                                                                 designated in the
                                                                                 account title).(4)

2.  Two or more              The actual owner of     7.  Corporate account       The corporation
    individuals (joint       the account or, if
    account)                 combined funds, the
                             first individual on
                             the account(1)

3.  Custodian account of     The minor(2)            8.  Association, club,      The organization
    a minor (Uniform                                     religious,
    Gifts to Minors Act)                                 charitable,
                                                         educational, or
                                                         other tax-exempt
                                                         organization account

4.  a.  The usual            The grantor-trustee(1)  9.  Partnership account     The partnership
        revocable
        savings trust
        account (grantor
        is also trustee)

    b.  So-called trust      The actual owner(1)     10. A broker or             The broker or nominee
        account that is                                  registered nominee
        not a legal or
        valid trust
        under state law

5.  Sole proprietorship      The owner(3)            11. Account with the        The public entity
    account                                              Department of
                                                         Agriculture in the
                                                         name of a public
                                                         entity (such as a
                                                         state or local
                                                         government, school
                                                         district or prison)
                                                         that receives
                                                         agricultural program
                                                         payments
---------------------------------------------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

================================================================================

How to Obtain a TIN
-------------------

If you do not have a taxpayer identification number (or "TIN") or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns). You may obtain Form SS-5 from your local Social Security Administration Office and Forms SS-4 and W-7 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS's Internet Web Site at www.irs.gov.

Payees Exempt from Backup Withholding
-------------------------------------

Payees exempt from backup withholding on all payments include the following:

o An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

o    The United States or any of its agencies or instrumentalities.

o A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

o A foreign government or any of its political subdivisions, agencies, or instrumentalities.

o    An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

o    A corporation.

o    A foreign central bank of issue.

o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

o A futures commission merchant registered with the Commodity Futures Trading Commission.

o    A real estate investment trust.

o An entity registered at all times during the tax year under the Investment Company Act of 1940.

o    A common trust fund operated by a bank under section 584(a).

o    A financial institution.

o    A middleman known in the investment community as a nominee or custodian.

o    A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o    Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.


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


o Payments of patronage dividends where the amount received is not paid in money.

o    Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade of business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o    Payments described in section 6049(b)(5) to nonresident aliens.

o    Payments on tax-free covenant bonds under section 1451.

o    Payments made by certain foreign organizations.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

If the first payee listed on an account provides a Form W-8 or a similar statement signed under penalties of perjury, backup withholding applies unless:
(1) every joint payee provides the statement regarding foreign status, or (2) any one of the joint payees who has not established foreign status provides a proper Taxpayer Identification Number.

Certain payments, other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice. -- Section 6109 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% (or such other rate specified by the Internal Revenue Code) of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
---------

(1) Penalty for Failure to Furnish Taxpayer Identification Number. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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